EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-3 Nos. 333-157646 and 333-154826) of AECOM Technology Corporation, and

(2)                                  Registration Statement (Form S-8 Nos. 333-167047 and 333-142070);

our report dated November 18, 2011, with respect to the consolidated financial statements of AECOM Technology Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2011; our report dated November 18, 2011 with respect to the effectiveness of internal control over financial reporting of AECOM Technology Corporation as of September 30, 2011 and our report dated November 18, 2011, included below, with respect to the information listed in Item 15(a)(2) included in this Annual Report (Form 10-K/A) for the year ended September 30, 2011, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 23, 2012